UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2026
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SENTI BIOSCIENCES HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-40440	42-1912154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 239-2030

Senti Biosciences, Inc.
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SNTI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On April 27, 2026, Senti Biosciences Holdings, Inc. (the “Company”), Senti Holdings, Inc., a direct, wholly owned subsidiary of the Company (“Senti Holdings”), and Senti Biosciences, Inc., a direct wholly owned subsidiary of Senti Biosciences Holdings (“Senti Biosciences”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with one accredited investor (the “Investor”), pursuant to which Senti Holdings agreed to issue and sell in a private placement up to $40.0 million in aggregate principal amount of its Senior Secured Convertible Notes (the “Notes”) in up to two tranches, subject to the satisfaction of certain specified closing conditions. The terms of the Notes are described below in the section titled “The Notes”.

The Investor is an entity affiliated with Celadon Partners SPV 24 (“Celadon”), which is the Company’s largest stockholder and a holder of more than five percent of the Company’s outstanding capital stock.

Pursuant to the Securities Purchase Agreement, the first tranche consists of $10.0 million in aggregate principal amount of Notes that are to be issued (the “Initial Notes”), subject to the satisfaction of certain specified closing conditions, which include, but are not limited to, that Senti Biosciences shall have consummated its previously disclosed holding company reorganization (the “Holding Company Reorganization”) pursuant to which Senti Biosciences would merge with and into a subsidiary of Senti Holdings with Senti Biosciences surviving as a wholly-owned, direct subsidiary of Senti Holdings. The Holding Company Reorganization was consummated on April 24, 2026.

Pursuant to the Securities Purchase Agreement, the second tranche may consist of up to $30.0 million in aggregate principal amount of Notes that are to be issued after the first tranche (the “Additional Notes”), subject to (1) Celadon’s discretionary election and (2) the satisfaction of certain specified closing conditions. The Company will not be obligated to issue any Additional Notes unless the parties shall have executed, within thirty days of the closing of the Initial Notes, definitive documents for a potential transaction (the “CVR Transaction”) pursuant to which, if consummated, an entity affiliated with Celadon would merge with and into Senti Holdings and Senti Holdings would issue a contingent value right (a “CVR”) to the Company’s stockholders, which may pay out up to an aggregate of $60.0 million in cash subject to the achievement of certain regulatory and sales milestones with respect to the Company’s product candidate, SENTI-202.

Senti Holdings agreed to several covenants in the Securities Purchase Agreement, including, but not limited to:

•The Company agreed to use substantially all of the net proceeds from the sale of the Notes for general corporate purposes and to advance CMC and clinical trials for their product candidate, SENTI-202;

•Senti Holdings agreed to pay Celadon 3.0% of the aggregate principal amount of the Notes purchased at a closing by Celadon and any purchaser of Notes brought in by Celadon;

•Senti Holdings and the Company each agreed to certain limitations on their ability to issue securities; and

•As promptly as practicable, the Company agreed to solicit the approval of its stockholders at a meeting to be held not later than August 31, 2026 to approve the Company’s issuance of shares of its common stock underlying the Notes without giving effect to the Exchange Cap (as defined below) (the “Issuance Approval”), and Celadon agreed to vote in support of such proposal.

The Securities Purchase Agreement also included certain customary representations and warranties with respect to the Company, Senti Holdings and the Investor. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties therein, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding its terms, and not to provide investors with any other factual information regarding the Company, Senti Holdings or their business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

If the closing of the Initial Notes does not occur with respect to an Investor on or before fifteen business days from the date of entry into the Securities Purchase Agreement due to a failure to satisfy the closing conditions set forth in the Securities Purchase Agreement, the non-breaching party has the option to terminate to the Securities Purchase Agreement with respect to such breaching party by delivering a written notice to that effect. In the case of such termination, Senti Holdings would remain obligated to reimburse Celadon or its designee for certain expenses.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Notes

The Notes are to be issued directly to their holders (the “Holders”) and are Senti Holding’s senior, secured indebtedness and are to be guaranteed by the Company and all its direct and indirect subsidiaries (other than Senti Holdings) pursuant to a Guarantee (the “Guarantee”) in favor of the Investor. The Notes will be secured by a first priority lien, subject to certain permitted liens, in all of the current and future assets of Senti Holdings, the Company and all direct and indirect subsidiaries of Senti Holdings, subject to certain customary exclusions.

The Notes will not bear any interest unless an event of default has occurred. If issued, the Notes will have a maturity date (the “Maturity Date”) on the date that is the first business day immediately following the date that is six months after the closing date of the Initial Notes. The Maturity Date may be extended at the option of a Holder (i) if there is an event of default occurring on the Maturity Date or any event that, with the passage of time and the failure to cure would result in an event of default and (ii) through the date that is ten business day after the consummation of a change of control that is publicly announced or of which the Holder received notice pursuant to the Notes. On the Maturity Date, if the Notes have not previously been converted or exchanged, Senti Holdings is required to pay the Holder an amount in cash equal to 200% of all outstanding principal and accrued and unpaid interest.

After issuance, a Holder may convert its Note for shares of Senti Holdings common stock at an initial conversion price of $0.6261 per share, which is subject to customary adjustments upon the occurrence of events specified in the Notes. If Celadon (assuming it still holds Notes) and the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding (the “Required Holders”) deliver a notice to convert at least a majority of the aggregate principal amount of Notes then outstanding or the Company consummates the potential CVR Transaction, then the Company shall have the right to convert the remaining outstanding Notes.

After issuance, the Notes may also be exchanged for shares of Company common stock at an initial exchange price of $0.6261 per share, subject to customary adjustments upon the occurrence of events specified in the Notes. If, after the Issuance Approval, the Required Holders exchange a majority of the aggregate principal amount of the Notes then outstanding or the Company consummates the potential CVR Transaction, then the Company shall have the right (but not the obligation) to require all remaining outstanding Notes to be exchanged. At the election of a Holder, its Note may be subject to a beneficial ownership limitation. In the case of such an election, the Holder shall choose a maximum percentage (up to 19.99%), and it will not have the right to receive any shares of the Company’s common stock pursuant to the terms of the Note upon exchange that would exceed such maximum percentage. The selected maximum percentage may be increased or decreased upon sixty-one days of notice. In addition, in accordance with the rules of the Nasdaq Stock Market, the Company is not obligated to issue any shares of its common stock upon exchange beyond 19.99% of the Company’s common stock outstanding as of the date of the Securities Purchase Agreement (the “Exchange Cap”) prior to the Issuance Approval. If the Company fails to timely deliver shares of its common stock upon exchange, the Holder will have buy-in rights requiring the Issuer to pay cash equal to the Holder's total purchase price for shares purchased in the market to cover such failure.

The exchange/conversion price is subject to full-ratchet anti-dilution adjustment if the Company issues or sells its common stock at a price less than the exchange/conversion price then in effect (a “Dilutive Issuance”), in which case the exchange/conversion price shall be reduced to equal the price per share of such Dilutive Issuance.

The Notes contain customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, and changes in the business.

The Notes contain several customary events of default. In the case of events of default that relate to bankruptcy, the Company is required to redeem the Notes in cash, and in the case of other events of default, the Holders may require the Company to redeem their Notes in cash. The redemption price is the greater of (i) 200% of the outstanding principal amount of the Notes and (ii) the product of (x) the principal amount being redeemed and (y) the quotient obtained by dividing the greatest closing sale price of the Issuer common stock during the event of default by the lowest exchange price during such period. While any event of default is occurring, interest will accrue at an annual rate of 12.0%.

The foregoing description of the Notes and the Guarantee does not purport to be complete and is qualified in its entirety by reference to the form of Note and the form of Guarantee, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Registration Rights Agreement

As a closing condition to issuances of Notes under the Securities Purchase Agreement, the Company and Senti Biosciences expect to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor. Upon entry into the Registration Rights Agreement, as reasonably practicable following any issuance of the Notes, but, in any event, not later than thirty days thereafter (the “Filing Date”) the Company would agree to file one or more resale registration statements on Form S-3 (or another appropriate form if Form S-3 is not available) providing for the resale by the Investor of the shares of common stock issuable upon exchange of the Notes (the “Registrable Shares”), and to use commercially reasonable efforts to cause any such resale registration statement to be declared effective as soon as practicable but in any event no later than the earlier of (a) the seventy-fifth calendar day following the Filing Date of such registration statement if the U.S. Securities Exchange Commission (the “SEC”) notifies the Company that it will “review” the registration statement and (b) the fifth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review. The Company will further agree to take all steps necessary to keep any such registration statement effective at all times until all Registrable Shares have been resold, or there remain no Registrable Shares.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Voting Agreement

Pursuant to the Securities Purchase Agreement, the Company has agreed to seek stockholder approval of (i) the potential CVR Transaction and (ii) the Issuer’s issuance of shares of its common stock underlying the Notes without giving effect to the Exchange Cap. In connection with the obligation to seek such stockholder approval and as a condition to the issuance of Notes under the Securities Purchase Agreement, the Company expects to entered into a voting agreement (the “Voting Agreement”) with directors and executive officers of the Company as well as Celadon, pursuant to which these parties agreed to vote all shares of the Company’s common stock they hold in favor of each stockholder proposal.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The Notes and the shares of Company common stock, Senti Biosciences common stock and Senti Holdings common stock underlying the Notes were offered in and are to be issued to the Investor without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to one accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Assuming the issuance of the Initial Notes on the date hereof, the Issuance Approval and the immediate exchange of such Notes by Celadon for Company common stock, Celadon would, based on its Schedule 13D/A filed with the SEC on March

31, 2026, beneficially own 54.6% of the Company’s outstanding common stock. Celadon has agreed to pay an aggregate of $9.7 million for the Initial Notes, and the purchase price is expected to be funded by equity financing by Celadon.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated April 27, 2026, by and among Senti Biosciences Holdings, Inc., Senti Holdings, Inc., Senti Biosciences, Inc. and the purchaser named therein.
10.2	Form of Senior Secured Convertible Note of Senti Holdings, Inc.
10.3	Form of Guarantee.
10.4	Form of Registration Rights Agreement, by and among Senti Biosciences Holdings, Inc., Senti Biosciences, Inc. and any investor to be named named therein.
10.5	Form of Voting Agreement by and among Senti Biosciences Holdings, Inc., Senti Biosciences, Inc. and the stockholders to be party thereto.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

Additional Information and Where to Find It

In connection with the issuance of Notes beyond the Exchange Cap and the potential CVR Transaction (the “Subject Transactions”), the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each stockholder entitled to vote at the annual of special meeting of stockholders relating to the Subject Transactions. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Subject Transactions. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE SUBJECT TRANSACTIONS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE SUBJECT TRANSACTIONS. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Subject Transactions (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or the Company’s website (investors.sentibio.com) or by writing to the Company’s Corporate Secretary at 2 Corporate Drive, First Floor, South San Francisco, CA, 94080, Attention: Corporate Secretary.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Subject Transactions. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the amendment to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 29, 2026. Information regarding the identity of the potential participants, and their direct or indirect interests in the Subject Transactions, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Subject Transactions.

Forward-Looking Statements

All of the statements in this Current Report on Form 8-K, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the issuance of any Notes and the potential CVR Transaction. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the operations and business environment of Company, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the issuance of the Notes or the potential CVR Transaction may not be completed in a timely manner or at all, which may adversely affect the business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of any Notes, including the execution by any party, including the Company, of definitive documents related to the potential CVR Transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Securities Purchase Agreement, (iv) the effect of the announcement or pendency of the transactions described herein on the business relationships, operating results, and business generally of the Company, (v) risks that the transactions described herein disrupt current plans and operations of the Company and potential difficulties in employee retention as a result of the proposed transactions, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against the Company related to the proposed transactions, and (viii) restrictions during the pendency of the proposed transactions that may impact the Company’s ability to pursue certain business opportunities or strategic transactions. Furthermore, additional or unforeseen effects from the global economic and geopolitical climate, and catastrophic events, including, but not limited to, acts of terrorism or continuation or outbreak of war or hostilities, may amplify many of these risks. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s most recent most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the SEC, and other documents the company may file with or furnish to the SEC from time to time. The Company does not assume any obligation and does not intend to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTI BIOSCIENCES HOLDINGS, INC.

Date:	May 1, 2026	By:	/s/ Timothy Lu, M.D., Ph.D.
		Name:	Timothy Lu, M.D., Ph.D.
		Title:	Chief Executive Officer